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                                                                    EXHIBIT 99.2

Operations Technologies, Inc. Joins Southwest Water Family of Companies

WEST COVINA, California, September 19, 2001 -- Southwest Water Company (Nasdaq:SWWC) continues to expand its business in the contract operations marketplace with the acquisition of a majority interest in Atlanta-based Operations Technologies, Inc. (OpTech), a provider of contract water, wastewater and public works services in the southeastern United States. The transaction, which includes a combination of stock, debt and cash, was finalized on August 31, 2001.

"This acquisition marks an important step forward in the development of our contract operations business," said Anton C. Garnier, Southwest Water president and chief executive officer. "It reinforces our existing strong presence in the industry and extends our client base to the east coast. OpTech's reputation for providing high-quality operations and excellent customer service at a reasonable cost blends naturally with our business model." Garnier added, "We expect that the acquisition will be accretive to our earnings beginning this year."

OpTech was founded by Robert W. Monette, P.E., in 1994. The company operates utilities in Georgia and Mississippi with revenues of $10 million per year and over 300 employees. Monette, 52, a graduate of Mississippi State University and Harvard Business School, is a registered professional engineer and will remain as president of the firm with an active ownership interest.

Commenting on the transaction, Monette said, "We are confident that by affiliating with Southwest Water, OpTech enhances its ability to continue its rapid growth. Both firms share similar values and strong reputations for a focus on client service and value. With our combined presence now stretching from coast to coast, Southwest Water is truly a national company in the contract operations industry, and OpTech is very proud to be an integral part of the team."

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SOUTHWEST WATER COMPANY ACQUIRES                              September 19, 2001
OPERATIONS TECHNOLOGIES, INC.                                 Page 2

With the completion of the transaction, Southwest Water Company's contract operations subsidiaries will operate approximately 100 wastewater treatment facilities, 230 water wells and 10 surface water treatment facilities. Southwest Water has now grown to almost 1,000 employees. Further information about OpTech can be found at www.optech-us.com. Additional details about Southwest Water are available at www.southwestwater.com.

Southwest Water Company provides a broad range of services, including water production and distribution, wastewater collection and treatment, public works services and utility submetering for multi-family properties. The company owns regulated public utilities and also serves cities, utility districts and private companies under contract. More than a million people in 29 states from coast to coast depend on Southwest Water for high-quality, reliable service.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this news release are those that do not state historical facts and are inherently subject to risk and uncertainties. The forward-looking statements contained herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among others: (i) the ability to renew existing contracts and enter into new contracts; (ii) contract terminations; (iii) capital expenditures and (iv) other factors referenced in Securities and Exchange Commission filings of the Company.

For Further Information:

Southwest Water Company             Coffin Communications Group
225 N. Barranca Avenue, #200        15300 Ventura Blvd., #303
West Covina, CA  91791-1605         Sherman Oaks, CA  91403
(626) 915-1551                      (818) 789-0100
www.southwestwater.com              www.coffincg.com
CONTACT: Peter J. Moerbeek          CONTACT: Crocker Coulson
         Chief Financial Officer             Partner


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